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                                                                    Exhibit 99.1
                                                                    ------------

REVOCABLE PROXY


                       ANSWERTHINK CONSULTING GROUP, INC.

          This Proxy is Solicited on Behalf of The Board of Directors

     The undersigned shareholder of AnswerThink Consulting Group, Inc. ("ACG") hereby appoints Ted A. Fernandez and John F. Brennan or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "ACG Meeting") to be held at 11:00 a.m. on November 3, 1999, at the Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, Florida 33131 and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE THE ISSUANCE OF ADDITIONAL SHARES OF ACG COMMON STOCK TO SHAREHOLDERS OF THINK NEW IDEAS, INC. ("TNI") AS PART OF ACG'S ACQUISITION OF TNI AND (2) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF ACG AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of ACG a written notice of revocation prior to the ACG Meeting, (ii) delivery to ACG prior to the ACG Meeting a duly executed proxy bearing a later date, or (iii) attending the ACG Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of ACG's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)


                                                            ----------------
                                                                  See
                                                              Reverse Side
                                                            ----------------
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                                                                ----------------
                                                                        X
                                                                ----------------
                                                                Please mark your
                                                                  votes as this.

                                  -----------
                             Shares of Common Stock

Proposal 1:     To approve the issuance of additional shares of ACG Common Stock to stockholders of TNI as part of ACG's acquisition of TNI.

                FOR                    AGAINST                  ABSTAIN
                [_]                    [_]                      [_]

Other Matters:  The proxies are authorized to vote upon such other business as may properly come before the ACG Meeting, or any adjournments or postponements thereof, in accordance with the determination of a majority of ACG's Board of Directors.

Date:
      -------------------------------------

      -------------------------------------

      -------------------------------------
          Signature of Stockholder or
          Authorized Representative


  Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.